Exhibit 14(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Registration Statement on Form N-14 of SunAmerica Specialty Series as filed with the Securities and Exchange Commission on or about April 17, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 17, 2013